UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2020

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The Nasdaq Stock Market, LLC
Preferred Stock, $0.01 Par Value	DCOMP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dime Community Bank, the wholly owned subsidiary of Dime Community Bancshares, Inc., reports that the last day of employment of Robert S. Volino, was June 30, 2020. Mr. Volino was previously Senior Executive Vice President and Chief Operating Officer of Dime Community Bancshares, Inc. and Dime Community Bank.

Dime Community Bancshares, Inc. and Mr. Volino have terminated the Change in Control Employment Agreement dated February 1, 2019, which provided for certain severance payments, and Dime Community Bank and Mr. Volino entered into an Agreement and General Release (the “Agreement”), pursuant to which Dime Community Bank will pay Mr. Volino $1,335,000 of transition pay, $493,017, in lieu of bonus pay and $574,051, representing the value of 41,810 previously granted awards of shares of Dime Community Bancshares, Inc. common stock (“DCOM”) based on the DCOM closing price on June 30, 2020.  The Agreement includes non-disparagement and non-solicitation provisions and a full release of claims by Mr. Volino.
The foregoing summary is qualified in its entirety by the full text of the Agreement.  A copy of the Agreement is enclosed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Description
Exhibit 10.1	Agreement and General Release between Dime Community Bank and Robert S. Volino

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)
DATE: July 6, 2020	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel